Exhibit 4.5

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 22, 2010, by and among Visant Corporation (formerly known as Jostens IH Corp.), a Delaware corporation (the “Company”), the guarantors named herein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as trustee (the “Trustee”) to the Indenture, dated as of October 4, 2004, as amended by the Supplemental Indenture, dated as of June 16, 2006, the Supplemental Indenture, dated as of September 22, 2006, the Supplemental Indenture, dated as of March 30, 2007, the Supplemental Indenture, dated as of June 25, 2007, the Supplemental Indenture, dated as of October 10, 2007, the Supplemental Indenture, dated as of April 1, 2008 and the Supplemental Indenture, dated as of February 9, 2010 (the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 7 5/8% Senior Subordinated Notes due 2012 (the “Securities”) of the Company;

WHEREAS, there is currently outstanding under the Indenture $500,000,000 in aggregate principal amount of the Securities;

WHEREAS, the Company will issue $750,000,000 of 10.00% Senior Notes due 2017, which requires the amendment and/or waiver of various provisions of the Indenture;

WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, (i) enter into a supplemental indenture for the purpose of amending the Indenture or (ii) waive compliance with certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 7, 2010 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, and, together with the Statement, the “Offer”), from each Holder of such Securities;

WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments and waivers (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with the effectiveness of such Proposed Amendments with respect to the Securities being subject to the acceptance for payment by the Company of the Securities representing a majority in aggregate principal amount of the outstanding Securities pursuant to the Offer (the “Acceptance”);

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

WHEREAS, the Company and the Guarantors have been authorized by resolutions of their respective Board of Representatives or Board of Directors, as the case may be, to enter into this Supplemental Indenture;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Company is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation or certificate of formation, as the case may be, and the by-laws or the operating agreement, as the case may be, of the Company and each of the Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01 Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

Section 102 of the Indenture is amended with respect to the Securities by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Securities that are being otherwise eliminated by this Supplemental Indenture.

ARTICLE TWO

Section 2.01 Amendments to Table of Contents

The Table of Contents of the Indenture is amended by deleting the titles to Sections 514, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1018, 1019, 1020, 1303 and 1304 in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.02 Amendment of Section 501.

The provisions of Section 501 of the Indenture are amended by deleting the text of clauses (3) through (9) from Section 501 and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.03 Amendment of Section 514.

The provisions of Section 514 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.04 Amendment of Section 801.

The provisions of Section 801(a) of the Indenture are amended by deleting the text of clauses (3), (4) and (6) from Section 801(a) and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.05 Amendment of Section 802.

The provisions of Section 802(1) of the Indenture are amended by deleting the text of subclauses (C) and (D) from Section 802(1) and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.06 Amendment of Section 1006.

The provisions of Section 1006 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.07 Amendment of Section 1007.

The provisions of Section 1007 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.08 Amendment of Section 1008.

The provisions of Section 1008 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.09 Amendment of Section 1009.

The provisions of Section 1009 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.10 Amendment of Section 1010.

The provisions of Section 1010 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.11 Amendment of Section 1011.

The provisions of Section 1011 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.12 Amendment of Section 1012.

The provisions of Section 1012 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.13 Amendment of Section 1013.

The provisions of Section 1013 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.14 Amendment of Section 1014.

The provisions of Section 1014 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.15 Amendment of Section 1015.

The provisions of Section 1015 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.16 Amendment of Section 1016.

The provisions of Section 1016 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.17 Amendment of Section 1017.

The provisions of Section 1017 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.18 Amendment of Section 1018.

The provisions of Section 1018 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.19 Amendment of Section 1019.

The provisions of Section 1019 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.20 Amendment of Section 1020.

The provisions of Section 1020 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.21 Amendment of Section 1303.

The provisions of Section 1303 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.22 Amendment of Section 1304.

The provisions of Section 1304 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

Section 3.01 Effectiveness of Amendments.

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Article Two hereof will only become operative concurrently with the acceptance for payment of Securities validly tendered and not withdrawn at or prior to the Consent Payment Deadline (as defined in the Statement) pursuant to the Offer therefor.

Section 3.02 Continuing Effect of Indenture.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect. On and after the Acceptance, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires.

Section 3.03 Construction of Supplemental Indenture.

The Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.04 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section 3.05 Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.06 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.07 Supplemental Indenture Forms Part of Indenture.

The Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

Section 3.08 Headings.

The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.09 Severability.

In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

VISANT CORPORATION

By:	/s/ Paul Carousso
	Name:	Paul Carousso
	Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

AKI, INC.

DIXON DIRECT CORP.

JAGUAR ADVANCED GRAPHICS GROUP INC.

JOSTENS, INC.

MEMORY BOOK ACQUISITION LLC

NEFF MOTIVATION, INC.

NEFF HOLDING COMPANY

PCC EXPRESS, INC.

PHOENIX COLOR CORP.

PHOENIX (MD.) REALTY, LLC

ROCK CREEK ATHLETICS, INC.

THE LEHIGH PRESS, INC.

VISUAL SYSTEMS, INC.

By:	/s/ Paul Carousso
	Name:	Paul Carousso
	Title:	Senior Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ D. G. Donovan
	Name:	D. G. Donovan
	Title:	Vice President